EXHIBIT 1

_________________________________________________________________________

                              TOUCH TONE AMERICA

                          AND ARCADA COMMUNICATIONS

                            SIGN MERGER AGREEMENT
_________________________________________________________________________

                            FOR IMMEDIATE RELEASE

Contact: Michael J. Canney, President & CEO, Touch Tone America, (602) 874-4500 or Frank Bonadio, President & CEO, Arcada
          Communications, (206) 441-5022 or Max Ramras or Joe Diaz, RCG Capital Markets Group, Inc. (602) 998-7555

(NOVEMBER 15, 1996) - PHOENIX, ARIZONA - Touch Tone America, Inc. (NASDAQ:
TONE), a provider of business communications services, including long distance, local access and Internet services, and S.V.V. Sales, Inc., d/b/a Arcada Communications, a privately-held company based in Seattle, Washington, today announced the signing of a Merger Agreement. Arcada Communications is a growing provider of long distance voice and data telecommunications services in 17 states and has recently begun reselling cellular airtime and providing long distance and other services to cellular telephone users. Arcada offers a broad array of services designed to provide discount telecommunications services to small and medium-sized commercial customers and residential users.

Under the terms of the Merger Agreement, each share of Arcada Communications common stock will be converted into 250 shares of Touch Tone America common stock and a 1-year 8% unsecured promissory note in the amount of $30. Upon consummation of the merger, Arcada Communications shareholders will own an aggregate of 12,500,000 shares of Touch Tone America common stock, representing over 70 percent of the outstanding Touch Tone America Common Stock, and $1.5 million in promissory notes.
Completion of the transaction is subject to numerous closing conditions, including Touch Tone America and Arcada Communications shareholder approval. Upon completion of the transaction, Arcada will operate as a wholly-owned subsidiary of Touch Tone America.

Michael J. Canney, President of Touch Tone America commented "The synergies created by

                                   --more--

                                --continued--

bringing the two companies together will better position Touch Tone as a "combined telecommunications services provider" with capabilities in the Internet access, long distance, cellular and local access markets. The addition of Arcada positions Touch Tone for growth and the ability to develop greater market share. Combining the two companies will positively impact our business and enhance shareholder value."

The Merger Agreement also contemplates that, at closing, Matthew J. Barletta, Norman B. Walco, Stephen P. Shearin and Benjamin W. Bronston, directors of Touch Tone America, will resign and that Robert Leppaluoto, Keith Leppaluoto and Frank J. Bonadio, current directors of Arcada Communications, together with another individual to be designated by Arcada will be appointed to the board of directors of Touch Tone America. Michael
J. Canney will resign as President and Chief Executive Officer of Touch Tone America, but will continue as a director and consultant to Touch Tone America.

Robert Leppaluoto, Chairman of Arcada Communications, and Frank Bonadio, President of Arcada Communications, will assume the same executive positions at Touch Tone America upon completion of the merger. Additional Arcada executives joining Touch Tone America will bring over 100 years of collective experience in the telecommunications industry to the Company.

Touch Tone America, Inc. is a Scottsdale, Arizona-based company offering business communications services which include, long-distance, local access, paging and Internet access services through its wholly-owned subsidiary GetNet International, Inc.

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS WHICH WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

                                   --END--